                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       of
            American Century California Tax-Free and Municipal Funds
                    American Century Government Income Trust
                    American Century International Bond Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                    American Century Target Maturities Trust
                   American Century Quantitative Equity Funds

         WHEREAS, each of the above-named corporations (the "Issuers") is an open-end management investment company registered under the Investment Company
Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the common stock of the Issuers are currently divided into a number of separate series of shares; and

         WHEREAS, the Issuers have offered multiple classes of certain of such series of shares pursuant to Rule 18f-3 under the 1940 Act since the original
Multiple Class Plan was adopted on August 1, 1997; and

         WHEREAS, the Issuers desire to offer an additional class of certain of such series of shares pursuant to Rule 18f-3; and

         WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuers adopt a written plan setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each class, (2) the allocation of expenses for each class and (3) any related conversion features or exchange privileges; and

         WHEREAS, the Board of Directors of the Issuers, including a majority of the Independent Directors, as defined in Section 3d below, have determined that the following plan (the "Plan"), adopted pursuant to Rule 18f-3 under the 1940
Act, is in the best interests of each class individually and the Issuers as a whole;

         NOW, THEREFORE, the Issuers hereby adopt, on behalf of the Funds (as defined in Section 2a below), this Amended and Restated Multiple Class Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:

Section 1.        Establishment of Plan

As required by Rule 18f-3 under the 1940 Act, this Plan describes the multiple class system for certain series of shares of the Issuers, including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. Upon the effective date of this
Plan, the Issuers elect to offer multiple classes of their shares, as described herein, pursuant to Rule 18f-3 and this Plan.

Section 2.        Features of the Classes

a.       Division into Classes. Each series of shares of the Issuers identified in SCHEDULE A attached hereto, and each series of shares of any Issuer subsequently added to this Plan (collectively, the "Funds"), may offer two or more classes of shares: the Investor Class, the Institutional
         Class, the Advisor Class and the C Class. The classes that each Fund is authorized to issue pursuant to this Plan are set forth in SCHEDULE A.
         Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (A) each class shall have a different designation; (B)
         each class of shares shall bear any Class Expenses, as defined in
         Section 3d(3) below; (C) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service arrangement; and (D) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.       Management Fees.

         (1) Investor Class Unified Fee. The Issuers of the Funds listed on
         SCHEDULE A are each party to a Management Agreement with American
         Century Investment Management, Inc. ("ACIM"), the Funds' investment adviser, for the provision of investment advisory and management services in exchange for a single, unified fee. Such Management
         Agreement and such unified fee applies to each Fund's Investor Class of shares. Shares issued and outstanding prior to the effective date of this Plan shall become Investor Class shares following the effective date.

         (2) Institutional Class Unified Fee. The Issuers of the Funds listed on
         SCHEDULE A as being authorized to issue Institutional Class shares are each party to a Management Agreement with ACIM providing for a unified fee of 20 basis points less than the existing unified fee in place for the corresponding Investor Class of such Funds, as described in each
         Fund's current Investor Class prospectus or prospectus supplement.
         Institutional Class shares are available to large institutional shareholders, such as corporations and retirement plans and other pooled accounts that meet certain investment minimums established from time to time by ACIM. Institutional Class shares are not eligible for purchase by insurance companies, except in connection with a product for defined benefit plans not involving a group annuity contract.

         (3) Advisor Class Unified Fee. The Issuers of the Funds listed on
         SCHEDULE A as being authorized to issue Advisor Class shares are each party to a Management Agreement with ACIM providing for a unified fee of 25 basis points less than the existing unified fee in place for the corresponding Investor Class of such Funds, as described in each Fund's current Investor Class prospectus or prospectus supplement. The Advisor
         Class is sold to employer-sponsored retirement plans (including participant directed plans), insurance companies, broker-dealers, banks and other financial intermediaries.

         (4) C Class Unified Fee. The Issuers of the Funds listed on SCHEDULE A as being authorized to issue C Class shares shall enter into a
         Management Agreement with ACIM providing for a unified fee equal to the existing unified fee in place for the corresponding Investor Class of such funds, as described in each Fund's current Investor Class prospectus or prospectus supplement. The C Class is intended to be sold to broker-dealers, banks and other financial intermediaries.

c.       Shareholder Services and Distribution Services.

         (1) Advisor Class Distribution Plan. Shares of the Advisor Class of
         each Fund are offered subject to an Advisor Class Master Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act
         (the "Advisor Class Plan") adopted by the Issuers effective September
         3, 1996. Advisor Class shares of each Fund shall pay ACIM, as paying agent for the Funds, for the expenses of shareholder and administrative services and distribution expenses incurred in connection with providing such services for shares of the Funds, as provided in the
         Advisor Class Plan, at an aggregate annual rate of .50% of the average daily net assets of such class; .25% for distribution expenses and .25%
         for shareholder and administrative services.

         Under the Advisor Class Plan, "distribution expenses" include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares pursuant to Selling Agreements; (B) compensation to employees of
         Distributor who engage in or support distribution of the Fund's Advisor
         Class shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds'
         shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund Shares; (I)
         assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National
         Association of Securities Dealers; and (N) such other distribution and services activities as the Issuers determine may be paid for by the
         Issuers pursuant to the terms of this Agreement and in accordance with
         Rule 12b-1 of the 1940 Act.

         Under the Advisor Class Plan, shareholder and administrative service activities may include: (A) receiving, aggregating and processing purchase, exchange and redemption request from beneficial owners of
         Advisor Class shares (including contract owners of insurance products that utilize the Funds as underlying investment media) and placing purchase, exchange and redemption orders with the Funds' distributor and/or transfer agent; (B) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments from a
         Fund on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as check writing and wire transfer services; (E) acting as sole shareholder of record and nominee for beneficial owners; (F) maintaining account records for shareholders;
         (G) issuing confirmations of transactions; (H) providing subaccounting with respect to shares beneficially owned by customers or providing the information to a Fund as necessary for such subaccounting; (I) creating and forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders and/or other beneficial owners; and (J) providing other similar administrative and sub-transfer agency services.

         (3) C Class Distribution Plan. Shares of the C Class of each Fund are offered subject to a C Class Master Distribution and Individual
         Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act
         (the "C Class Plan") adopted by the Issuers effective May 1, 2001. C
         Shares of each Fund shall pay ACIM, as paying agent for the Funds, for the expenses of individual shareholder services and distribution expenses incurred in connection with providing such services for shares of the Funds, as provided in the C Class Plan, at an aggregate annual rate of: (A) for equity funds, 1.00% of the average daily net assets of such class (.75% for distribution expenses and .25% for individual shareholder services); and (B) for fixed income funds, .75% of the average daily net assets of such class (.50% for distribution expenses and .25% for individual shareholder services).

         Under the C Class Plan, "distribution expenses" include, but are not limited to expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell C Class shares pursuant to
         Selling Agreements; (B) compensation to employees of Distributor who engage in or support distribution of the Fund's C Class shares; (C)
         compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds'
         shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund Shares; (I)
         assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National
         Association of Securities Dealers; and (N) such other distribution and services activities as the Issuers determine may be paid for by the
         Issuers pursuant to the terms of this Agreement and in accordance with
         Rule 12b-1 of the 1940 Act.

         Under the C Class Plan, individual shareholder activities may include, but are not limited to: (A) individualized and customized investment advisory services, including the consideration of shareholder profiles and specific goals; (B) the creation of investment models and asset allocation models for use by the shareholder in selecting appropriate
         Funds; (C) proprietary research about investment choices and the market in general; (D) periodic rebalancing of shareholder accounts to ensure compliance with the selected asset allocation; (E) consolidation of shareholder accounts in one place; and (F) other individual services.

Section 3.        Allocation of Income and Expenses

a.       Daily Dividend Funds. Funds that declare distributions of net investment income daily to maintain the same net asset value per share in each class ("Daily Dividend Funds") will allocate gross income and expenses (other than Class Expenses, as defined below) to each class on the basis of "relative net assets (settled shares)". Realized and unrealized capital gains and losses will be allocated to each class on the basis of relative net assets. "Relative net assets (settled shares)," for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include
         Issuer Expenses and Fund Expenses, each as defined below.

b.       Non-Daily Dividend Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include
         Issuer Expenses and Fund Expenses.

c.       Apportionment of Certain Expenses. Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer Expenses and Fund Expenses will be allocated among the classes of shares pro rata based on their relative net asset values in relation to the net asset value of all outstanding shares in the
         Fund. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by ACIM.

d.       Definitions.

         (1) Issuer Expenses. "Issuer Expenses" include expenses of an Issuer that are not attributable to a particular Fund or class of a Fund.
         Issuer Expenses include fees and expenses of those Directors who are not "interested persons" as defined in the 1940 Act ("Independent
         Directors"), including counsel fees for the Independent Directors, and certain extraordinary expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

         (2) Fund Expenses. "Fund Expenses" include expenses of an Issuer that are attributable to a particular fund but are not attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes, (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

         (3) Class Expenses. "Class Expenses" are expenses that are attributable to a particular class of a Fund and shall be limited to: (i) applicable unified fee; (ii) payments made pursuant to the Advisor Class Plan;
         (iii) payments made pursuant to the C Class Plan; and (iv) certain extraordinary expenses of an Issuer or Fund that are attributable to a particular class of a Fund.

         (4) Extraordinary Expenses. "Extraordinary expenses" shall be allocated as an Issuer Expense, a Fund Expense or a Class Expense in such manner and utilizing such methodology as ACIM shall reasonably determine, which determination shall be subject to ratification or approval of the
         Board of Directors and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal Revenue
         Code, as amended. ACIM shall report to the Board of Directors quarterly regarding those extraordinary expenses that have been allocated as
         Class Expenses. Any such allocations shall be reviewed by, and subject to the approval of, the Board of Directors.

Section 4.        Exchange Privileges

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders may (i) exchange shares of one class of a Fund for shares of the same class of another Fund, (ii) exchange Investor Class shares for shares of any fund within the Twentieth Century family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor Class shares of another Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements and the shares to be acquired in the exchange are qualified for sale in the stockholder's state of residence.

Section 5.        Conversion Features

Conversions from one class of shares into another class of shares are not permitted; provided, however, that if a shareholder of a particular class is no longer eligible to own shares of that class, upon prior notice to such shareholder, those shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest. Similarly, if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested, such shareholder may be eligible to convert into shares of the same Fund but of the class with the lower expenses.

Section 6.        Quarterly and Annual Reports

The Board of Directors shall receive quarterly and annual reports concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time.
In the reports, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the
Board of Directors to justify any fee attributable to that class. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Directors of the Issuers who have no direct or indirect financial interest in the operation of this Plan in the exercise of their fiduciary duties.

Section 7.        Waiver or Reimbursement of Expenses

Expenses may be waived or reimbursed by any adviser to the Issuers, by the
Issuers' underwriter or by any other provider of services to the Issuers without the prior approval of the Issuers' Board of Directors, provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

Section 8.        Effectiveness of Plan

Upon receipt of approval by votes of a majority of both (a) the Board of
Directors of the Issuers and (b) the Independent Directors, this Plan shall become effective May 1, 2001.

Section 9.        Material Modifications

This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 8 herein; provided; however; that a new Fund may be added by any Issuer upon approval by that Issuer's Board of Directors by executing a new Schedule A to this Plan.

         IN  WITNESS  WHEREOF,  the  Issuers  have  adopted  this  Multiple  Class  Plan as of the  20th day of
November, 2000, to be effective May 1, 2001.

                                            AMERICAN CENTURY CALIFORNIA
                                                 TAX-FREE AND MUNICIPAL FUNDS
                                            AMERICAN CENTURY GOVERNMENT
                                                 INCOME TRUST
                                            AMERICAN CENTURY INTERNATIONAL
                                                 BOND FUNDS
                                            AMERICAN CENTURY INVESTMENT TRUST
                                            AMERICAN CENTURY MUNICIPAL TRUST
                                            AMERICAN CENTURY TARGET MATURITIES TRUST
                                            AMERICAN CENTURY QUANTITATIVE
                                                 EQUITY FUNDS

                                            By: /*/Charles A. Etherington
                                            Name:  Charles A. Etherington
                                            Title:   Vice President

                                                  SCHEDULE A

                              Companies and Funds Covered by this Multiclass Plan
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
                                                               Investor       Institutional       Advisor             C
                    Fixed Income Funds                           Class            Class            Class            Class
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century California Tax-Free and Municipal Funds
>>       California High-Yield Municipal                          Yes              No                No              Yes
>>       California Insured Tax-Free                              Yes              No                No              Yes
>>       California Intermediate-Term Tax-Free                    Yes              No                No              Yes
>>       California Long-Term Tax-Free                            Yes              No                No              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Government Income Trust
>>       GNMA Fund                                                Yes              No               Yes              Yes
>>       Intermediate-Term Treasury Fund                          Yes              No               Yes              No
>>       Long-Term Treasury Fund                                  Yes              No               Yes              No
>>       Short-Term Government Fund                               Yes              No               Yes              No
>>       Short-Term Treasury Fund                                 Yes              No               Yes              No
>>       Inflation Adjusted Treasury Fund                         Yes              No               Yes              No
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century International Bond Funds
>>       International Bond Fund                                  Yes              No               Yes              No
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Investment Trust
>>       Prime Money Market Fund                                  Yes              No                No              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
>>       American Century Municipal Trust
>>       Arizona Intermediate-Term Municipal Fund                 Yes              No                No              Yes
>>       Florida Intermediate-Term Municipal Fund                 Yes              No                No              Yes
>>       High-Yield Municipal Fund                                Yes              No                No              Yes
>>       Intermediate-Term Tax-Free                               Yes              No                No              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Target Maturities Trust
>>       Target Maturities Trust:  2000                           Yes              No               Yes              No
>>       Target Maturities Trust:  2005                           Yes              No               Yes              No
>>       Target Maturities Trust:  2010                           Yes              No               Yes              No
>>       Target Maturities Trust:  2015                           Yes              No               Yes              No
>>       Target Maturities Trust:  2020                           Yes              No               Yes              No
>>       Target Maturities Trust:  2025                           Yes              No               Yes              No
>>       Target Maturities Trust:  2030                           Yes              No               Yes              Yes
------------------------------------------------------------ -------------- ------------------ --------------- ----------------

------------------------------------------------------------ -------------- ------------------ --------------- ----------------
                                                               Investor       Institutional       Advisor             C
                       Equity Funds                              Class            Class            Class            Class
------------------------------------------------------------ -------------- ------------------ --------------- ----------------
American Century Quantitative Equity Funds
>>       Equity Growth Fund                                       Yes              Yes              Yes              Yes
>>       Income & Growth Fund                                     Yes              Yes              Yes              Yes
>>       Global Gold Fund                                         Yes              No               Yes              No
>>       Global Natural Resources Fund                            Yes              No               Yes              No
>>       Small Cap Quantitative Fund                              Yes              Yes              Yes              No
>>       Utilities Fund                                           Yes              No               Yes              No
------------------------------------------------------------ -------------- ------------------ --------------- ----------------

By: /*/Charles A. Etherington
Name:    Charles A. Etherington
Title:   Vice President
Date:    November 20, 2000